CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor's report dated March 30, 2022 with respect to the consolidated financial statements of Integra Resources Corp. and its subsidiaries as at December 31, 2021 and for each of the years in the two year period ended December 31, 2021, included in the Annual Report on Form 40-F of Integra Resources Corp. for the year ended December 31, 2021, and the documents filed with and incorporated by reference therein, and any amendments thereto (the "40-F"), as filed with the United States Securities Exchange Commission ("SEC").

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (the "S-8"), of our auditor's report dated March 30, 2022 with respect to the consolidated financial statements of Integra Resources Corp. and its subsidiaries as at December 31, 2021 and for each of the years in the two year period ended December 31, 2021 as included in the Annual Report on 40-F of Integra Resources Corp. for the year ended December 31, 2021, as filed with the SEC.

We also consent to the use of our name in the 40-F and the S-8.

/MNP LLP/

Chartered Professional Accountants

September 19, 2022

Vancouver, Canada